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                                                                   EXHIBIT 10.17


                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into on this 19th day of September, 1998, by and between W. Scott Coleman, an individual resident of the State of Georgia (the "Employee"), and SYNTELLECT INC., a Delaware corporation (the "Company");

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, the Company desires to continue to employ the Employee, and the Employee desires to continue to be employed by the Company on the terms and conditions contained herein;

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1.     Employment
                    ----------

          The Employee shall continue to serve as President, Call Center Systems, of the Company and shall devote his full business time, skills and best efforts to rendering services on behalf of the Company. In addition, the Employee shall use his best efforts in the performance of any other reasonable duties relating to the operation of the business of the Company as may be assigned to him from time to time by the Chief Executive Officer or President of the Company or by the Board of Directors of the Company. In the performance of such duties, the Employee shall exercise such care as is customarily required by employees undertaking similar duties for companies similar to the Company.

     Section 2.     Compensation; Expenses
                    ----------------------

          2.1  Salary.  During the term of his employment hereunder, the
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Employee shall be paid a Base Salary by the Company for the period commencing
(i) on the date hereof and ending December 31, 1998 ("Year One") in an amount on an annual basis equal to $185,000, and (ii) on January 1, 1999 and ending December 31, 1999 ("Year Two") in an amount to be approved by the Board of Directors, but in any case not to be an amount less than the Base Salary in Year One (in any such case, the "Base Salary"). The Base Salary shall be paid to the Employee in equal monthly installments (or more frequently if in accordance with the Company's payment policies of general application), less all applicable withholding taxes.

          2.2  Bonus.
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          (a) Amount of Bonus.  In addition to the Base Salary payable to the
              ---------------
Employee in each of Years One and Two, the Employee shall be entitled to receive a bonus for each such year as the Board of Directors shall determine in its sole and absolute discretion.

          (b) Payment of Bonus.  The Employee's Bonus, if any, for either of
              ----------------
Years One or Two shall be payable by the Company to the Employee within 30 days after the end of such year.

          2.3  Expenses.  The Employee shall be reimbursed for all reasonable
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expenses incurred by the Employee at the request and on behalf of the Company.

     Section 3.     Term; Termination of Agreement.  The employment of the
                    ------------------------------
Employee hereunder shall commence as of the date hereof and shall continue until the earlier of (i) December 31, 1999, or (ii) the occurrence of any of the following events:

               (a) the death or total disability of the Employee (total disability meaning the failure of the Employee to perform his normal required services hereunder for a period of six consecutive months during the term hereof by reason of the Employee's mental or physical disability) (a "Disability Termination Event");

               (b) termination by the Company of the Employee's employment hereunder, upon 10 days prior written notice to the Employee, for "Good Cause," which shall exist upon the occurrence of any of the following: (i) the Employee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (ii) the Employee has engaged in a fraudulent act to the material damage or prejudice of the Company or any affiliate of the Company, (iii) the Employee illegally used controlled substances, (iv) any material act or omission by the Employee involving malfeasance or negligence in the performance of the Employee's duties to the Company to the material detriment of the Company and, within thirty (30) days after written notice from the Company of any such act or omission, the Employee has not corrected such act or omission, (v) the entry of an order of a court that remains in effect and is not discharged for a period of at least sixty (60) days, which enjoins or otherwise limits or restricts the performance by the Employee in any material way of any of his duties to the Company under this Agreement, that relates to any contract, agreement or commitment made by or applicable to the Employee in favor of any former employer or any other person, or (vi) the Employee otherwise fails to comply with the terms of this Agreement or deviates from any written policies or directives of the Board of Directors, in either such case to the material detriment of the Company, and, within thirty (30) days after written notice from the Company of such failure or deviation, the Employee has not corrected such failure (in any such case, a "Good Cause Termination Event");

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               (c) termination by the Company of the Employee's employment hereunder, upon ten (10) days prior written notice to the Employee, for any reason other than as a result of a Good Cause Termination Event or Disability Termination Event (a "No Cause Termination Event"); or

               (d) voluntary termination by the Employee of the Employee's employment hereunder (a "Voluntary Termination Event").

     Section 4.     Result of Termination.
                    ---------------------

          4.1  Termination As Result Of Voluntary Or Good Cause Termination
               ------------------------------------------------------------
Events.  If the Employee's employment hereunder is terminated prior to December
------
31, 1999 as a result of the occurrence of a Voluntary Termination Event or a Good Cause Termination Event, as of the date of the termination of the Employee's employment, the Company shall have no further obligation to pay to the Employee any Base Salary, Bonus or any other additional benefits pursuant to
Section 5 of this Agreement except to the extent the Company is required to provide fringe benefits following termination of employment to former employees of the Company generally under the terms of a specific fringe benefit plan or policy. If such termination occurs prior to the end of any pay period, the Employee shall be entitled to receive a portion of the Base Salary for such pay period pro rated to the date on which the Employee's employment is terminated.

          4.2  Disability Termination Event.  If the Employee's employment
               ----------------------------
hereunder is terminated prior to December 31, 1999 as a result of the occurrence of a Disability Termination Event, as of the date of the termination of the Employee's employment hereunder, the Company shall have no further obligation to pay the Employee any Base Salary or any other additional benefits pursuant to
Section 5 of this Agreement other than medical insurance except to the extent the Company is required to provide fringe benefits following termination of employment to former employees of the Company generally under the terms of a specific fringe benefit plan or policy. The Employee shall be entitled to receive a portion of the Bonus for the year pro rated to the date on which the Employee's employment is terminated. If such termination occurs prior to the end of any pay period, the Employee shall be entitled to receive a portion of the Base Salary for such pay period pro rated to the date on which the Employee's employment is terminated. In addition, Employee shall be entitled to receive a payment equal to the sum of (i) the product of 12 and the amount of the monthly premium that Employee would be charged to continue his or her medical coverage pursuant to the continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and (ii) 46% of the amount determined under (i) to assist Employee in paying his income taxes on such amount.


          4.3  Termination As Result Of No Cause Termination Event.  If the
               ---------------------------------------------------
Employee's employment hereunder is terminated prior to December 31, 1999 as a result of the occurrence of a No Cause Termination Event, the Company shall pay to the Employee as severance pay and in lieu of any other payments under this Agreement other than as contemplated by Section 2.3

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hereof, (i) in six equal monthly installments commencing 10 days after such termination, an amount equal to the aggregate Base Salary then in effect that would have been payable to the Employee pursuant to this Agreement if the Employee had remained employed by the Company for the six consecutive months immediately following the termination of his employment and (ii) in a lump sum payment, an amount equal to the Bonus for the year (when finally determined) pro rated to the date on which the Employee's employment is terminated. If such termination occurs prior to the end of any pay period, the Employee also shall be entitled to receive a portion of the Base Salary for such pay period pro rated to the date on which the Employee's employment is terminated. If, at the end of the six month period referenced in clause (i) above, the Employee has not obtained employment and is diligently searching for such employment, then the Employee shall be entitled to receive additional monthly installments (the "Salary Continuation Payments") in an amount equal to the aggregate monthly Base Salary that would have been payable to the Employee if the Employee had remained employed by the Company. Such Salary Continuation Payments shall be payable until the earlier of (i) the date the Employee obtains other employment (any partial month to be pro rated) or (ii) such time as Employee has received Salary Continuation Payments for a period of six months. As of the date of the termination of the Employee's employment, the Company shall have no further obligation to pay any of the additional employment benefits pursuant to Section 5 of this Agreement except to the extent the Company is required to provide fringe benefits following termination of employment to former employees of the Company generally under the terms of a specific fringe benefit plan or policy. In addition, Employee shall be entitled to receive a payment equal to the sum of
(i) the product of 12 and the amount of the monthly premium that Employee would be charged to continue his or her medical coverage pursuant to the continuation requirements of COBRA and (ii) 46% of the amount determined under (i) to assist Employee in paying his income taxes on such amount.

     Section 5.     Additional Employment Benefits
                    ------------------------------

          The Company shall provide the Employee with the following fringe benefits:

          5.1  Fringe Benefits.  The Company shall provide the Employee with
               ---------------
medical, dental, life insurance, disability, retirement and other fringe benefits as the Board of Directors of the Company shall authorize from time to time for the benefit of employees of the Company generally.

          5.2  Automobile.  The Company shall pay to the Employee a monthly
               ----------
allowance to reimburse the cost of leasing an automobile for use by the Employee. The monthly allowance for leasing an automobile shall be $650.

          5.3  Vacation. The Employee shall be entitled to receive vacation in
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accordance with the vacation policies of the Company.

     Section 6.     Confidential Information, Trade Secrets and Noncompetition
                    ----------------------------------------------------------
Covenant
--------

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          6.1  Confidential Information.  The Employee hereby agrees that,
               ------------------------
except as otherwise required in the course of his performance of any duties he may have as an employee of the Company, during the period commencing on the date hereof and ending on the second anniversary of the date on which the Employee's employment is terminated:

               (a) Neither the Employee nor any company or organization in which the Employee has a direct or indirect financial interest will directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected in any manner with, any business conducted under any corporate or trade name of the Company or name similar thereto without the prior written consent of the Company; and

               (b) The Employee shall hold in confidence and not directly or indirectly disclose to anyone or use or otherwise appropriate for the Employee's own benefit (i) any pricing information, marketing information or sales technique of the Company, or any subsidiary of the Company, or (ii) any other of the following confidential information or documents of or relating to the Company or any subsidiary of the Company: confidential records, computer software programs, client and customer lists, terms of license or franchise agreements, terms of contracts with clients and customers, and planning and financial information of the Company or any subsidiary of the Company (collectively, the "Confidential Data"). Notwithstanding the foregoing, Confidential Data shall not include any information of the type specified above to the extent that such materials or information have become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company to which such information pertains. The Employee hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies that the Company or any subsidiary of the Company may have pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets, and the enforcement by any such corporation of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies that it may possess in law or equity in the absence of this Agreement.

          6.2  Use of Confidential Information.  The Employee represents and
               -------------------------------
warrants to the Company that he has not knowingly or wrongfully utilized any trade secrets or confidential information proprietary to any former employer or other party, including, but not limited to, confidential business information of such former employer or other party. The Employee covenants that during the term of this Agreement he will not induce the Company to use any confidential information that belongs to a former employer or other party.

          6.3  Noncompetition
               --------------

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          (a) Coverage.  The Company is engaged in the business of developing,
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marketing and selling (i) computer hardware, software, support services, pay-
per-view ordering services and outsourced telephony, internet and faxed-based transactions and services for the purpose of automating certain customer service functions, and (ii) computerized outbound telephone dialing hardware, software and support services (these businesses, and any other businesses in which the Company competes during the term hereof are hereafter referred to as the "Company Business") in the United States and throughout the world addressing a variety of vertical markets, including the financial institutions, education, cable television, health care, newspaper, utilities and telecommunications industries. The Employee acknowledges that the goodwill of the Company and the business activities of the Company extend throughout the areas in which it conducts business.

          (b) Covenants.  In consideration of the Company's continued employment
              ---------
of the Employee pursuant to the terms of this Agreement, the Employee hereby agrees that the Employee will not, during the period commencing on the date hereof and ending on the first anniversary of the date on which the Employee's employment is terminated, provided that if the Employee's employment is terminated as a result of the occurrence of a No Cause Termination Event, such period shall end on the first anniversary of the date on which the Employee receives his last severance payment pursuant to Section 4.3 hereof (in either case, the "Noncompete Period") (other than as an employee of or a consultant to the Company), directly or indirectly:

               (i) engage in, for the purpose of competing with the Company Business in any state(s) in which the Employee anticipated working for the Company when he entered into this Agreement and worked for the Company at any time during the twelve (12) months prior to the termination of Employee's employment (the "Pre-Termination Period"), any activities or services identical or similar to any of the Employee's principal responsibilities with the Company at any time during the Pre-Termination Period;

               (ii) call on or solicit, or attempt to call on or solicit, for the purpose of competing with the Company Business, any client or customer, or actively sought prospective client or customer, of the Company with whom or which the Employee had material contact at any time during the Pre-Termination Period; and/or

               (iii) solicit or attempt to solicit, for the purpose of enticing or encouraging the employee to leave the Company, any employee of the Company with whom the Employee had material contact at any time during the Pre-Termination Period.

The Employee agrees that the restrictions contained herein are reasonable and designed to protect only the legitimate business interests of the Company. Employee further agrees that during the course of his employment, he will receive training from the Company and be exposed to its

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proprietary information so that the Employee would be uniquely qualified to compete against the Company. Accordingly, the Employee acknowledges that he could cause irreparable injury to the Company by violating these covenants.

          6.4  Severability.  If a judicial determination is made that any of
               ------------
the provisions of this Section 6 constitutes an unreasonable or otherwise unenforceable restriction against the Employee, the provisions of this Section 6 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the Company and the Employee hereby agree that any judicial authority construing this Agreement shall be empowered to sever or modify any portion of any geographic restriction, any prohibited business activity or any time period from the coverage of this Section 6 and to apply the provisions of this Section 6 to the remaining portion of the geographic restriction, the remaining business activities or the remaining time period not so severed or modified by such judicial authority.

          6.5  Equitable Relief.  The Employee acknowledges that the services to
               ----------------
be rendered by the Employee hereunder are of a special character, the loss of which cannot be compensated adequately in damages in an action at law. By reason thereof, the Employee agrees that the Company shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by the Employee.

     Section 7.     Miscellaneous
                    -------------

          7.1  Binding Effect.  This Agreement shall inure to the benefit of and
               --------------
shall be binding upon the Employee and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns; provided, however, that the Employee shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of the Company.

          7.2  Governing Law.  This Agreement shall be deemed to be made in, and
               -------------
in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

          7.3  Headings.  The section and paragraph headings contained in this
               --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          7.4  Notices.  Unless otherwise agreed to in writing by the parties
               -------
hereto, all communications provided for hereunder shall be in writing and shall be deemed to be given when

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delivered in person or five (5) business days after being sent by first class mail and addressed as follows:

          (a)  If to the Employee:

               W. Scott Coleman
               8710 N. 80th Place
               Scottsdale, Arizona 85258

          (b)  If to the Company, addressed to:

               Syntellect Inc.
               1000 Holcomb Woods Parkway
               Suite 410A
               Roswell, Georgia 30076
               Attention: Chief Executive Officer

          7.5  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          7.6  Entire Agreement.  This Agreement is intended by the parties
               ----------------
hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              SYNTELLECT INC.


                              By:  /s/ Larry Bradner
                                 ----------------------------------------
                                    Name:   Larry Bradner
                                    Title:  Chairman and CEO


                              EMPLOYEE

                                /s/ W. Scott Coleman
                              -------------------------------------------
                                    Name:  W. Scott Coleman
                                    Title: President, Call Center Systems

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